EXHIBIT 10.2

STANDSTILL AND FORBEARANCE AGREEMENT

This Standstill and Forbearance Agreement (this “Agreement”) is made and entered into as of July 29, 2009 by and among (a) Advanced Cell Technologies, Inc., a Delaware corporation (“ACTC” or the “Company”) and (b) the senior noteholders identified on the signature pages hereof (each, a “Lender”, and collectively the “Lenders”).

RECITALS

(a)           The Company and the Lenders are parties to that certain (i) Securities Purchase Agreement, dated September 15, 2005, as amended (the “September 2005 Purchase Agreement”) pursuant to which the Company issued to the Lenders convertible debentures (the “September 2005 Debentures”), (ii) Securities Purchase Agreement, dated August 30, 2006, as amended (the “August 2006 Purchase Agreement”) pursuant to which the Company issued to the Lenders Amortizing Convertible Debentures due August 30, 2009 (the “August 2006 Debentures”), (iii) Securities Purchase Agreement, dated August 31, 2007, as amended (the “August 2007 Purchase Agreement”) pursuant to which the Company issued to the Lenders Amortizing Senior Secured Convertible Debentures due August 31, 2010 (the “August 2007 Debentures”) and (iv) Securities Purchase Agreement, dated March 31, 2008, as amended (the “March 2008 Purchase Agreement” and collectively with the September 2005 Purchase Agreement, August 2006 Purchase Agreement and August 2007 Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company issued to the Lenders Original Issue Discount Senior Secured Convertible Debentures due March 31, 2009 (the “March 2008 Debentures” and collectively with the September 2005 Debentures, August 2006 Debentures and August 2007 Debentures, the “Debentures”). As of the date hereof, the outstanding principal amount of the Debentures is equal to $12,835,804.70, in the aggregate, plus continuing and accruing interest, fees and costs under the Transaction Documents (such outstanding amount, the “Indebtedness”).

(b)           The Company acknowledges that an Event of Default has occurred under the Debentures as set forth on Schedule 1 attached hereto (the “Existing Defaults”).  As a result of the occurrence and continuation of the Existing Defaults, the Lenders are entitled to, among other things, immediately enforce their rights and remedies against the Company.

(c)           The Company has requested that the Lenders refrain and forbear from exercising certain rights and remedies with respect to the Indebtedness, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreement contained therein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.             Definitions and Recitals.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.  The above recitals shall be incorporated and construed as part of this Agreement.

Section 2.             Ratification and Incorporation of Purchase Agreement, Debentures, and Related Agreements.  Except as expressly modified by this Agreement, (a) the Company hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Purchase Agreement, Debentures, and related Transaction Documents, which documents are valid, binding and in full force and effect and (b) all of the terms and conditions set forth in the foregoing Transaction Documents are legal, valid and binding obligations and are incorporated herein by this reference as if set forth in full herein.

Section 3.              Acknowledgement of Indebtedness.

(a)           The Company acknowledges and agrees that as of the date hereof, the aggregate principal amount of the Indebtedness due under the Debentures is not less than $50,613,127 (inclusive of outstanding principal amount, original issue discount amounts and other amounts due and outstanding).   The Company represents and agrees that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the liability or amount of such foregoing Indebtedness.

(b)           In addition to the amount set forth above, the Company is and shall be liable to the Lenders for all interest accrued and accruing, fees, costs, liquidated damages, expenses, and costs of collection (including attorney’s fees and expenses and other amounts due under the Purchase Agreement and other Transaction Documents) heretofore or hereafter accrued or incurred in connection with the Indebtedness, including, without limitation, all attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, instruments, and agreements incidental hereto, as provided in the applicable Transaction Document; and

(c)           The Company hereby acknowledges and agrees that Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lenders to accrue interest at the default rate of interest and to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise.  Lenders have not waived, presently do not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Company hereby acknowledges and agrees that Lenders have the right to declare the Indebtedness to be immediately due and payable under the terms of this Agreement.

Section 4.              The Standstill Period.  In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to Section 6, each Lender agrees that it will forbear from exercising its rights and remedies.

Section 5.              Termination of Standstill Obligations.

(a)           The obligation of any Lender under Section 4 hereof shall terminate (the “Termination”) on the earliest of (i) the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state or Canadian law is filed by or against the Company or any of its subsidiaries or (ii) the date this Agreement is otherwise terminated or expires, it being understood that the Lenders holding 67% of the then outstanding principal amount of the Debentures shall have the right to terminate this Agreement on 3 Business Days’ prior notice to the Company. Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, a Lender (the “Injured Lender”) shall have the right to take action against the Company pursuant to this Agreement or the Transaction Documents without the  consent of any other Lender in the event that the Company defaults on a material obligation to such Injured Lender and such treatment of the Injured Lender is disproportionate to the treatment afforded by the Company to any other Lender; provided that such action shall only seek a remedy to the extent required to afford such Injured Lender equal treatment in proportion to such other Lenders and further, prior to taking such action, written notice shall be provided to all other Lenders.

(b)           Upon Termination, the agreement of Lenders to forbear shall automatically and without further notice or action terminate and be of no force and effect, it being understood and agreed that the effect of such Termination will be to permit Lenders to exercise such rights and remedies hereunder, under the Transaction Documents, or applicable law, immediately without any further notice, passage of time or forbearance of any kind.

(c)           The Company agrees that all of the Indebtedness shall, if not sooner paid, be absolutely and unconditionally due and payable in full in cash or other immediately available funds by the Company and the Lenders on the Termination.

Section 6.             Representations and Warranties.  In order to induce the Lenders to enter into this Agreement and to forbear with respect to the Existing Defaults in the manner provided in this Agreement, the Company represents and warrants to the Lenders as follows:

(a)           Power and Authority.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)           Authorization of this Agreement.  The execution and delivery of this Agreement by the Company and the performance hereunder have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by the Company.

(c)           Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)           No Violation or Conflict.  The execution and delivery by the Company of this Agreement and the performance by the Company hereunder do not and will not (i) contravene, in any respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Company or its properties or other assets, or (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Company or any material agreement, indenture, lease or instrument binding upon the Company or its properties or other assets.

(e)           Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(f)           No Defaults.  Other than the Existing Defaults, no Event of Default has occurred and is continuing as of the date hereof.

Section 7.             Public Disclosure.  The Company shall, on the first business day following the date hereof, file a Form 8-K with the Commission, reasonably acceptable to the Lenders, disclosing the material terms of the transactions contemplated hereby.  The Company shall consult with the Lenders in issuing any other press releases with respect to the transactions contemplated hereby.

Section 8.             Effect on Transaction Documents.  Except as specifically provided herein, all of the Transaction Documents remain in full force and effect in accordance with their respective terms.  Nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Company arising under the Transaction Documents.

Section 9.              Waiver of Jury Trial; Governing Law and Consent to Jurisdiction

(a)           Jury Trial.  The Company makes the following waiver knowingly, voluntarily, and intentionally, and understands that each of the Lenders, in entering into this Agreement, is relying thereon.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDERS, OR EITHER OF THEM, ARE OR BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDERS, OR EITHER OF THEM, OR IN WHICH THE LENDERS, OR EITHER OF THEM, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY OR ANY SUCH PERSON, AND THE LENDERS, OR EITHER OF THEM.

(b)           Governing Law: Consent To Jurisdiction And Venue.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED WITHIN THE COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LENDERS PERTAINING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 10.            Release and Waivers.

(a)           Waiver of Claims by the Company.  The Company hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lenders, or either of them, or any of the Lenders’ respective officers, directors, employees, members, managers, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Indebtedness, or otherwise, and that if the Company now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lenders, or either of them, or any of the Lenders’ respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Lenders and the Lenders’ respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

(b)           Release.  In consideration of the agreements of the Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company on behalf of itself and its successors, assigns, heirs, executor, administrator and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lenders, successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, members, managers, agents and other representatives (the Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company, or any of its officers, directors, employees, successors, assigns, heirs, executor, administrator or other legal representatives, as the case may be, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, as amended and supplemented through the date hereof.

(c)           The Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  The Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d)           Covenant Not to Sue.  The Company, on behalf of itself and its successors, shareholders, assigns, heirs, executor, administrator and other legal representatives, hereby jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Company.  If the Company or any party on its behalf violates the foregoing covenant, the Company agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 11.            Miscellaneous.

(a)           This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof, (ii) may not be amended except in writing signed by all of the parties hereto, (iii) shall inure to the benefit of the parties hereto and their respective successors and assigns, (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(b)           Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.  Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to be taken into consideration in interpreting this Agreement.

(c)           The Company represents and warrants that it (a) has engaged counsel and understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with such attorneys and other persons as the Company may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(d)           In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Any party delivering an executed counterpart of this Agreement by telefacsimile or by e-mail delivery also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

(e)           Any statute of limitations applicable to any claims or causes of action of the Lenders against the Company and its officers and directors which have not expired as of the date of this Agreement, the running of any time under any such statute of limitations is hereby tolled from the date hereof through the Termination Date.

(f)           The Company has elected to provide all Lenders with the same terms and form of forbearance for the convenience of the Company and not because it was required or requested to do so by the Lenders.  The obligations of each Lender under this forbearance, and any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance or non-performance of the obligations of any other Lender under this forbearance or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this forbearance or the Transaction Documents.  Each Lender shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this forbearance or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.  Each Lender has been represented by its own separate legal counsel in their review and negotiation of this forbearance agreement and the Transaction Documents.

The remainder of this page is intentionally blank.  Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Standstill and Forbearance Agreement as of the date first above written.

ADVANCED CELL TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF LENDERS FOLLOWS]

Signature Page To Standstill And Forbearance Agreement

COUNTERPART SIGNATURE PAGE
OF LENDER TO
ACTC FORBEARANCE AGREEMENT

Name of Lender:

By:

Name:

Title:

Signature Page To Standstill And Forbearance Agreement